                                                                       EXHIBIT 1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                          PLATINUM SOFTWARE CORPORATION

                              ZOO ACQUISITION CORP.

                                       AND

                              DATAWORKS CORPORATION


                          Dated as of October 13, 1998

                               TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
ARTICLE I THE MERGER................................................................................   1
         1.1      The Merger........................................................................   1
         1.2      Effective Time; Closing...........................................................   2
         1.3      Effect of the Merger..............................................................   2
         1.4      Certificate of Incorporation; Bylaws..............................................   2
         1.5      Directors and Officers............................................................   2
         1.6      Effect on Capital Stock...........................................................   2
         1.7      Surrender of Certificates.........................................................   4
         1.8      No Further Ownership Rights in Company Common Stock...............................   6
         1.9      Lost, Stolen or Destroyed Certificates............................................   6
         1.10     Tax Consequences..................................................................   7
         1.11     Taking of Necessary Action; Further Action........................................   7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................   7
         2.1      Organization of the Company.......................................................   7
         2.2      Company Capital Structure.........................................................   8
         2.3      Obligations With Respect to Capital Stock.........................................  10
         2.4      Authority; Non-Contravention......................................................  10
         2.5      SEC Filings; Company Financial Statements.........................................  11
         2.6      Absence of Certain Changes or Events..............................................  12
         2.7      Taxes.............................................................................  13
         2.8      Title to Properties; Absence of Liens and Encumbrances............................  15
         2.9      Intellectual Property.............................................................  15
         2.10     Compliance; Permits; Restrictions.................................................  18
         2.11     Litigation........................................................................  19
         2.12     Brokers' and Finders' Fees........................................................  19
         2.13     Transactions with Affiliates......................................................  19
         2.14     Employee Benefit Plans............................................................  20
         2.15     Environmental Matters.............................................................  24
         2.16     Year 2000 Compliance..............................................................  25
         2.17     Agreements, Contracts and Commitments.............................................  27
         2.18     Pooling of Interests..............................................................  27
         2.19     Change of Control Payments........................................................  27
         2.20     Disclosure........................................................................  27
         2.21     Board Approval....................................................................  27
         2.22     Fairness Opinion..................................................................  27
         2.23     Section 203 of the Delaware General Corporation Law Not Applicable................  27
         2.24     Customs...........................................................................  27
         2.25     Company Rights Plan...............................................................  28


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

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.................................  28
         3.1      Organization of Parent............................................................  28
         3.2      Parent Capital Structure..........................................................  29
         3.3      Obligations With Respect to Capital Stock.........................................  30
         3.4      Authority; Non-Contravention......................................................  30
         3.5      SEC Filings; Parent Financial Statements..........................................  32
         3.6      Absence of Certain Changes or Events..............................................  33
         3.7      Taxes.............................................................................  33
         3.8      Title to Properties; Absence of Liens and Encumbrances............................  35
         3.9      Intellectual Property.............................................................  35
         3.10     Compliance; Permits; Restrictions.................................................  37
         3.11     Litigation........................................................................  38
         3.12     Brokers' and Finders' Fees........................................................  38
         3.13     Environmental Matters.............................................................  38
         3.14     Year 2000 Compliance..............................................................  39
         3.15     Agreements, Contracts and Commitments.............................................  39
         3.16     Pooling of Interests..............................................................  39
         3.17     Disclosure........................................................................  40
         3.18     Board Approval....................................................................  40
         3.19     Fairness Opinion..................................................................  40
         3.20     Customs...........................................................................  40
         3.21     Organization of Merger Sub........................................................  40

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................  41
         4.1      Conduct of Business by the Company................................................  41
         4.2      Conduct of Business by Parent.....................................................  43

ARTICLE V ADDITIONAL AGREEMENTS.....................................................................  45
         5.1      Prospectus/Proxy Statement; Registration Statement; Other Filings; Board
                  Recommendations...................................................................  45
         5.2      Meeting of Company Stockholders...................................................  46
         5.3      Meeting of Parent Stockholders....................................................  48
         5.4      Confidentiality; Access to Information............................................  49
         5.5      No Solicitation...................................................................  49
         5.6      Public Disclosure.................................................................  51
         5.7      Reasonable Efforts; Notification..................................................  51
         5.8      Third Party Consents..............................................................  52
         5.9      Stock Options and Employee Benefits...............................................  52
         5.10     Form S-8..........................................................................  53
         5.11     Indemnification...................................................................  53
         5.12     Board of Directors of Parent......................................................  53
         5.13     Nasdaq Listing....................................................................  54


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

         5.14     Company Affiliate Agreement.......................................................  54
         5.15     Parent Affiliate Agreement........................................................  54
         5.16     Regulatory Filings; Reasonable Efforts............................................  54
         5.17     Company 401(K) Plan and Benefit Arrangements......................................  55
         5.18     Tax Matters. .....................................................................  55

ARTICLE VI CONDITIONS TO THE MERGER.................................................................  55
         6.1      Conditions to Obligations of Each Party to Effect the Merger......................  55
         6.2      Additional Conditions to Obligations of the Company...............................  56
         6.3      Additional Conditions to the Obligations of Parent and Merger Sub.................  57

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.......................................................  59
         7.1      Termination.......................................................................  59
         7.2      Notice of Termination; Effect of Termination......................................  61
         7.3      Fees and Expenses.................................................................  61
         7.4      Amendment.........................................................................  62
         7.5      Extension; Waiver.................................................................  62

ARTICLE VIII GENERAL PROVISIONS.....................................................................  62
         8.1      Non-Survival of Representations and Warranties....................................  62
         8.2      Notices...........................................................................  63
         8.3      Interpretation; Knowledge.........................................................  64
         8.4      Counterparts......................................................................  65
         8.5      Entire Agreement; Third Party Beneficiaries.......................................  65
         8.6      Severability......................................................................  65
         8.7      Other Remedies; Specific Performance..............................................  65
         8.8      Governing Law.....................................................................  66
         8.9      Rules of Construction.............................................................  66
         8.10     Assignment........................................................................  66
         8.11     Waiver of Jury Trial..............................................................  66

                                INDEX OF EXHIBITS


Exhibit A-1                               Company Voting Agreement
Exhibit A-2                               Parent Voting Agreement
Exhibit B                                 Company Year 2000 Definition
Exhibit C                                 Parent Year 2000 Definition
Exhibit D-1                               List of Company Affiliates
Exhibit D-2                               Company Affiliates Agreement
Exhibit E-1                               List of Parent Affiliates
Exhibit E-2                               Parent Affiliates Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


      This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of October 13, 1998, among Platinum Software Corporation, a Delaware corporation ("PARENT"), Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and DataWorks Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

      A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent, Merger Sub and the Company intend to enter into a business combination transaction.

      B. The Boards of Directors of Parent and the Company (i) have determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategies of Parent and the Company and fair to, and in the best interests of, Parent and the Company and their stockholders, (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) have determined to recommend that the stockholders of Parent and the Company adopt and approve this Agreement and approve the Merger.

      C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of the Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A-1 (the "COMPANY VOTING AGREEMENTS"). In addition, concurrently with the execution of this Agreement and as a condition and inducement to the Company's willingness to enter into this Agreement, certain affiliates of Parent are entering into Voting Agreements in substantially the form attached hereto as Exhibit A-2 (the "PARENT VOTING AGREEMENTS").

      D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION".

      1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.

            (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "DataWorks Corporation".

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, until their respective successors are duly appointed.

      1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

            (a) Conversion of Company Common Stock. Each share of Common Stock, $0.001 par value per share, of the Company (including, with respect to each such share of Company Common Stock and the associated Rights (as defined in that certain Rights Agreement (the "Company Rights Plan") dated as of on or about October 13, 1998, between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent) (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.794 (the "EXCHANGE RATIO") shares of Common Stock of Parent (the "PARENT COMMON STOCK") upon surrender of the certificate representing such share of the Company Common Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 1.9). If any shares of the Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested to the same extent and/or be subject to the same repurchase option, risk of forfeiture or other condition, as applicable, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

            (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) Stock Options; Employee Stock Purchase Plans; Warrants.

                  (i) At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1995 Equity Incentive Plan (the "1995 PLAN"), 1995 Non-Employee Directors' Stock Option Plan (the "DIRECTOR PLAN"), the Interactive 1997 Nonstatutory Stock Option Plan (the "INTERACTIVE 1997 PLAN"), the Interactive 1995 Stock Option Plan (the "INTERACTIVE 1995 PLAN" and together with the 1995 Plan, the Director Plan and the Interactive 1997 Plan the "COMPANY STOCK OPTION PLANS") shall be assumed by Parent in accordance with
Section 5.9 hereof. Rights outstanding under the Company's 1995 Employee Stock Purchase Plan (the "COMPANY PURCHASE PLAN") shall be treated as set forth in
Section 5.9.

                  (ii) At the Effective Time, the warrants issued by the Company and set forth on Part 2.3 of the Company Schedules (which warrants entitle the holders thereof as set forth on such Part 2.3 to purchase the number of shares Company Common Stock set forth on such Part 2.3) (collectively the "WARRANTS") shall be, in connection with the Merger, assumed by Parent in accordance with
Section 5.9.

            (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

            (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

            (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 1.7(c)) (subject in any case to Section 1.9), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of
(i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("NASDAQ").

            (g) Closing of the Company's Transfer Books. At the Effective Time:
(a) all shares of the Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Certificate (as defined in Section 1.7(c)) is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

      1.7   Surrender of Certificates.

            (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent in the Merger (the "EXCHANGE AGENT").

            (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to
Section 1.7(d).

            (c) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavit pursuant to Section 1.9) to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates (or affidavit pursuant to Section 1.9) in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation (or affidavit pursuant to Section 1.9) to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such outstanding shares of Company Common Stock shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby (subject to Section 1.9) until the holders of record of such Certificates shall surrender such Certificates in accordance with this Section 1.7 (subject to Section 1.9). Subject to applicable law, following surrender of any such Certificates (or affidavit pursuant to Section 1.9), the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor, along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

            (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement (as defined in Section 2.2(c)); provided that Parent shall timely deliver any amount so deducted or withheld to the appropriate tax or other authority on behalf of each such holder or former holder of Company Common Stock in accordance with such Legal Requirements. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

            (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of a reasonable affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to

Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to agree to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated thereby.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by the Company to Parent dated as of the date hereof and certified on behalf of the Company by a duly authorized officer of the Company (the "COMPANY SCHEDULES"), as follows:

      2.1 Organization of the Company.

            (a) The Company has no subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Schedules; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Schedules owns any capital stock of, or any equity interest of any nature in, any other entity, other than the entities identified in Part 2.1(a)(ii) of the Company Schedules, except for passive investments in equity interests of public companies as part of the cash management program of the Company. (Where appropriate, the Company and each of its subsidiaries are referred to singularly and/or collectively in this Agreement as the "COMPANY"). The Company has not agreed and is not obligated to make, nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be amended or in effect ("CONTRACT") under which Contract it may become obligated to make, any future investment in or capital contribution to any other entity. The Company has not, at any time, been a general partner of any general partnership, limited partnership or other entity.

            (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. The Company, as a newly incorporated Delaware corporation has substantially the same rights under all Contracts to which its predecessor California corporation was a party immediately prior to such reincorporation, except for those rights which have terminated according to their terms (not by virtue of the reincorporation).

            (c) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect (as defined in Section 8.3) on the Company.

            (d) The Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS"), and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

            (e) The Company has delivered or made available to parent all proposed or considered amendments to the Company Charter Documents.

      2.2 Company Capital Structure.

            (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, $0.001 par value, of which 14,399,602 shares had been issued and were outstanding as of October 12, 1998; and (ii) 5,000,000 shares of preferred stock, $0.001 par value per share (the "COMPANY PREFERRED STOCK" and together with the Company Common Stock, the "COMPANY CAPITAL STOCK"), of which no shares are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held in treasury by the Company. Upon consummation of the Merger, (A) the shares of Parent Common Stock issued in exchange for any shares of Company Common Stock that are subject to a Contract pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire any shares of Company Common Stock will, without any further act of Parent, the Company or any other person, become subject to the restrictions, conditions and other provisions contained in such Contract, and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such Contract.

            (b) As of October 12, 1998: (i) 2,256,453 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock under the Company Stock Option Plans; (ii) 1,050,000 shares of Company Common Stock are reserved for future issuance under the Company Purchase Plan; and (iii) a number of shares of Company Company Common Stock are subject to issuance pursuant to warrants to purchase Company Common Stock as set forth on Part 2.3 of the Company Schedules. (Stock options granted by the Company pursuant to the Company Stock Option Plans are referred to in this Agreement as "COMPANY OPTIONS"). Part 2.2(b) of the Company Schedules sets forth the following information with respect to each Company Option outstanding as of October 12, 1998: (i) the name and address of the optionee; (ii) the particular plan or agreement pursuant to which such Company Option was granted; (iii) the name of the optionee; (iv) the number of shares of Company Common Stock subject to such Company Option; (v) the exercise price of such Company Option; (vi) the date on which such Company Option was granted; (vii) the applicable vesting schedule; (viii) the date on which such Company Option expires and (ix) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted stock options that are currently outstanding and the form of all stock option agreements evidencing such options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Part 2.2(b)(i) of the Company Schedules, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Merger.

            (c) All outstanding shares of Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

            (d) All of the outstanding shares of capital stock of each of the entities identified in Part 2.1(a)(i) of the Company Schedules are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any material Encumbrances. For the purposes of this Agreement "ENCUMBRANCES" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2 or Part 2.3 of the Company Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of the Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns free and clear of all claims and material Encumbrances, directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of certain subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Part 2.3 of the Company Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

      2.4 Authority; Non-Contravention.

            (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of a majority of the outstanding shares of the Company Common Stock is sufficient for the Company's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by the Company and, upon due execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not,
(i) conflict with or violate the Company Charter Documents,

(ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders as contemplated in Section
5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any of the material properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets are bound or affected. Part 2.4(b) of the Company Schedules lists all consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to the Company, Parent or the Surviving Corporation as a result of the Merger.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Prospectus/Proxy Statement (as defined in Section 2.20) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company or Parent or materially effect the ability of the parties hereto to consummate the Merger.

      2.5 SEC Filings; Company Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since January 1, 1997 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet neither the Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices.

            (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

            (d) The Company has recognized revenues in accordance with GAAP and Statement of Position 97-2, as amended by Statement of Position 98-4, issued by the American Institute of Certified Public Accountants. The Company has recognized (i) initial license fee revenues only after delivery of software products and upon satisfaction of all significant post-delivery obligations;
(ii) revenues associated with the grant of additional licenses to the Company's existing customers upon shipment and upon satisfaction of all significant post-delivery obligations; (iii) maintenance revenues ratably over the term of the maintenance period; and (iv) consulting and training revenues when the services were performed.

       2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect (as defined in Section 8.3(c)) on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 2.9) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

      2.7 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)   Tax Returns and Audits.

                  (i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company, and have paid all Taxes shown to be due on such Returns on a timely basis.

                  (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the

Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

                  (iii) Neither the Company nor any of its subsidiaries has any Tax deficiency outstanding, proposed in writing (or otherwise to the Company's knowledge proposed) or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified in writing (or otherwise to the Company's knowledge notified) of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed in writing by any Tax authority to the Company or any of its subsidiaries.

                  (vi) Neither the Company nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved in accordance with GAAP on the Company Balance Sheet (or in any Company SEC Report filed prior to the date hereof, or for liabilities accruing following the date hereof, in any Company SEC Report filed prior to the date of the Closing), whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

                  (vii) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

                  (viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (ix) Neither the Company nor any of its subsidiaries is party to, or has any obligation under, or will have any obligation as a result of the Merger under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                  (x) Except as may be required as a result of the Merger, the Company and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing and with respect to which the applicable statute of limitations has not passed.

                  (xi) None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                  (xii) Part 2.7 of the Company Schedules lists (A) any foreign Tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by the Company or any of its subsidiaries with any Tax authority and (C) any expatriate programs or policies affecting the Company or any of its subsidiaries.

      2.8 Title to Properties; Absence of Liens and Encumbrances.

            (a) Part 2.8(a)(i) of the Company Schedules lists all real property leases to which the Company is a party as of the date of this Agreement and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $50,000. Other than the leaseholds created under the real property leases identified in Part 2.8(a)(i) of the Company Schedules, the Company owns no interest in real property.

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS"), except as reflected in the Company Financials and except for Liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

      2.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;

            (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

            "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

            "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

            (a) No material Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of any Company Intellectual Property.

            (b) Part 2.9(b) of the Company Schedules is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

            (c) The Company owns and has good and exclusive title to, each material item of Company Intellectual Property free and clear of any Lien or Encumbrance (excluding licenses entered into in the ordinary course of the Company's business); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

            (d) The Company owns exclusively, and has good title to, all copyrighted works that are material Company products or which are material and which the Company otherwise expressly purports to own.

            (e) To the extent that any material Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

            (f) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Company Intellectual Property, to any third party.

            (g) The Company Schedules list all material contracts, licenses and agreements to which the Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

            (h) All material contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such material contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term any of such material contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such material contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment by operation of law or otherwise of any Contracts which the Company is a party will result in the Parent or the Merger Sub granting to any third party any rights to, or with respect to, any Intellectual Property owned by, or licensed to, either of them, or will result in either the Parent or the Merger Sub being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses.

            (i) The operation of the business of the Company as such business currently is conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not and does not, and will not, by virtue of the Merger, infringe or misappropriate the Intellectual

Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

            (j) The Company has not received written notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            (k) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

            (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so would not have a Material Adverse Effect on the Company.

      2.10 Compliance; Permits; Restrictions.

            (a) Neither the Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to the Company's knowledge, has been threatened in a writing delivered to the Company against the Company or any of its subsidiaries, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of the Company or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company as currently conducted.

            (b) The Company and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to and required for the operation of the business of the Company as currently conducted (collectively, the "COMPANY PERMITS") and the Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits, except where the failure to so hold or be in compliance with the terms of the Company Permits would not be material to the Company.

      2.11 Litigation. Except as disclosed in Part 2.11 of the Company Schedules, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to the Company. No Governmental Entity has at any time challenged or questioned in a writing delivered to the Company the legal right of the Company to design, manufacture, offer or sell any of its products in the present manner or style thereof. As of the date hereof, to the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of the Company to seek indemnification from the Company.

      Except as disclosed in Part 2.11 of the Company Schedules, the Company has never been subject to an audit, compliance review, investigation or like contract review by the GSA office of the Inspector General or other Governmental Entity or agent thereof in connection with any government contract (a "GOVERNMENT AUDIT"), to the Company's knowledge no Government Audit is threatened or reasonably anticipated, and in the event of such Government Audit, to the knowledge of the Company no basis exists for a finding of noncompliance with any material provision of any government contract or a refund of any amounts paid or owed by any Governmental Entity pursuant to such government contract. For each item disclosed in the Company Schedule pursuant to this
Section 2.11 a true and complete copy of all correspondence and documentation with respect thereto has been provided to Parent.

      2.12 Brokers' and Finders' Fees. Except for fees payable to Batchelder & Partners, Inc. and SoundView Technology Group, Inc. pursuant to engagement letters dated June 8, 1998, as amended by letter agreement dated September 16, 1998, and October 5, 1998, respectively, copies of which have been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.13 Transactions with Affiliates. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred as of the date of this Agreement that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.13 of the Company Schedules identifies each person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company as of the date of this Agreement.

      2.14 Employee Benefit Plans.

            (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.14(a)(i) below (which definition shall apply only to Section 2.14), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                  (ii) "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, other than any International Employee Plan, whether written or unwritten, funded or unfunded, including, without limitation, each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee;

                  (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                  (iv) "DOL" shall mean the Department of Labor;

                  (v) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                  (vi) "EMPLOYEE AGREEMENT" shall mean each written management, employment, severance, consulting, relocation, repatriation, expatriation, or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                  (ix) "INTERNATIONAL EMPLOYEE PLAN" shall mean each plan, program, policy, practice, contract or other agreement that has been adopted or is maintained by the Company for the benefit of Employees outside the United States that would constitute a Company Employee Plan if maintained in the United States;

                  (x) "IRS" shall mean the Internal Revenue Service;

                  (xi) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

                  (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                  (xiii) "PENSION PLAN" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Part 2.14(b) of the Company Schedules contain an accurate and complete list of each Company Employee Plan, each material Employee Agreement and each material International Employee Plan. The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or material Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, or as required by this Agreement), or to enter into any Company Employee Plan or material Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

            (c) Documents. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan, each material Employee Agreement and each material International Employee Plan, including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan and each material International Employee Plan; (iii) the two (2) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan or International Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Company Employee Plan; (vii) all material written agreements and contracts under each Company Employee Plan and International Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts;
(viii) all written communications material to any Employee or Employees relating to any Company Employee Plan or International Employee Plan and any proposed Company Employee Plans or International Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Company Employee Plan and International Employee Plan.

            (d) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) to the Company's knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under the Code or Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

            (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

            (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

            (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

            (h) Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees, except where any such violation would not have a Material Adverse Effect on the Company.

            (i) Effect of Transaction.

                  (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (j) Employment Matters. The Company in all material respects: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy. To the Company's knowledge, no employee of the Company has violated any material employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity.

            (k) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (l) International Employee Plan. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or have not been fully accrued. Each International Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms.

      2.15 Environmental Matters.

            (a) Hazardous Material. Except as would not result in material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "HAZARDOUS MATERIAL") are present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. Except as would not result in a material liability to the Company (in any individual case or in the aggregate)
(i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. The Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any

Governmental Entity against the Company or any of its subsidiaries in a writing delivered to the Company concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company is not aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any environmental litigation or impose upon the Company any material environmental liability.

      2.16 Year 2000 Compliance.

            (a) All of the Company's products and internal systems fully comply with the "YEAR 2000 QUALIFICATION" requirements definition attached as Exhibit B (the "COMPANY DEFINITION"). At Parent's request, the Company will provide evidence demonstrating adequate testing of the products and internal systems to assure compliance with the Definition.

            (b) The Company's products and internal systems have been designed to ensure Year 2000 Qualification, including date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century. The Company's products and internal systems manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and do not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates.

      2.17 Agreements, Contracts and Commitments. Except as otherwise set forth in Part 2.17 of the Company Schedules, as of the date hereof neither the Company nor any of its subsidiaries is a party to or is bound by:

            (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or higher or member of the Company's Board of Directors, other than those that are terminable by the Company or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit the Company's or any of its subsidiaries' ability to terminate employees at will;

            (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

            (d) any agreement, contract or commitment containing any covenant limiting (or which would limit following the Merger) in any respect the right of the Company or any of its subsidiaries or affiliates to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

            (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's subsidiaries;

            (f) any joint marketing or development agreement currently in force under which the Company or any of its subsidiaries has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 90 days or less, or any material agreement pursuant to which the Company or any of its subsidiaries has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or any of its subsidiaries and which may not be canceled without penalty upon notice of 90 days or less;

            (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to the Company and its subsidiaries taken as a whole; or

            (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology except as a non-exclusive partner, non-exclusive distributor or non-exclusive reseller in the normal course of business.

      Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedules pursuant to clauses (a) through (h) above or pursuant to Section 2.9 hereof (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

      2.18 Pooling of Interests. To the knowledge of the Company, based on consultation with its independent accountants, neither the Company nor any of its directors, officers, affiliates or stockholders has taken or agreed to take any action which would preclude Parent's ability to account for the Merger as a pooling of interests.

      2.19 Change of Control Payments. Part 2.19 of the Company Schedules sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of the Company as a result of or in connection with the Merger.

      2.20 Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 (or similar successor form) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement to be filed with the SEC as part of the Registration Statement (the "PROSPECTUS/PROXY STATEMENT"), will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or Parent, at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

      2.21 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of the Company and its stockholders, and (ii) to recommend that the stockholders of the Company approve and adopt this Agreement and approve the Merger.

      2.22 Fairness Opinion. The Company's Board of Directors has received a written opinion from SoundView Technology Group, Inc. dated as of or prior to the date hereof, to the effect that as of the date hereof, the Merger and the Exchange Ratio are fair to the Company's stockholders from a financial point of view and has delivered to Parent a copy of such opinion.

      2.23 Section 203 of the Delaware General Corporation Law Not Applicable. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203), and all other similar state laws and regulations, will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

      2.24 Customs. The Company has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that the Company or any of its subsidiaries import into the United States or into any other country (the "IMPORTED GOODS"). To the Company's knowledge, there are currently no material claims pending against the Company by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marking of the Imported Goods.

      2.25 Company Rights Plan. The execution, delivery and performance of this Agreement and the consummation of the Merger will not cause any change, effect or result under the Company Rights Plan which is adverse to the interests of Parent. Without limiting the generality of the foregoing, if necessary to accomplish the foregoing, the Company Rights Plan has been amended. The Company has taken all actions to (i) render the Company Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, the Company Affiliate Agreements and the Company Voting Agreements, (ii) ensure that (y) neither Parent nor Merger Sub, nor any of their affiliates shall be deemed to have become an Acquiring Person or a Transaction Person (as such terms are defined in the Company Rights Plan) pursuant to the Company Rights Plan by virtue of the execution of this Agreement, the Company Affiliate Agreements or the Company Voting Agreements, the consummation of the Merger or the consummation of the other transactions contemplated hereby and (z) a Distribution Date, or a Transaction (as such terms are defined in the Company Rights Plan) or similar event does not occur by reason of the execution of this Agreement, the Company Affiliate Agreements and the Company Voting Agreements, the consummation of the Merger, or the consummation of the other transactions, contemplated hereby and (iii) provide that the Final Expiration Date (as defined in the Company Rights Plan) shall be immediately prior to the Effective Time. The Company hereby covenants and agrees that it will take all action to cause this representation to remain true and will not take any action to cause this representation to become untrue.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent and Merger Sub to the Company dated as of the date hereof and certified on behalf of Parent and Merger Sub by a duly authorized officer of Parent (the "PARENT SCHEDULES"), as follows:

      3.1 Organization of Parent.

            (a) Parent has no subsidiaries, except for the corporations identified in Part 3.1(a)(i) of the Parent Schedules; and neither Parent nor any of the corporations identified in Part 3.1(a)(i) of the Parent Schedules owns any capital stock of, or any equity interest of any nature in, any other entity, other than the entities identified in Part 3.1(a)(ii) of the Parent Schedules, except for passive investments in equity interests of public companies as part of the cash management program of Parent. (Where appropriate, Parent and each of its subsidiaries are referred to singularly and/or collectively in this Agreement as the "PARENT"). Parent has not agreed and is not obligated to make, nor bound by any Contract under which Contract it may become obligated to make, any future investment in or capital contribution to any other entity. Parent has not, at any time, been a general partner of any general partnership, limited partnership or other entity.

            (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

            (c) Parent is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on Parent.

            (d) Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents.

            (e) Parent has delivered or made available to parent all proposed or considered amendments to the Parent Charter Documents.

      3.2 Parent Capital Structure.

            (a) The authorized capital stock of Parent consists of: (i) 60,000,000 shares of Common Stock, $0.001 par value per share ("PARENT COMMON STOCK"), of which 28,376,789 shares had been issued and were outstanding as of October 12, 1998; and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share ("PARENT PREFERRED STOCK"), of which 500,000 shares are designated as Series A Jr. Participating Preferred Stock, 2,490,000 shares are designated as Series B Preferred Stock and 231,915 are designated as Series C Preferred Stock. As of October 12, 1998, no shares of Series A Jr. Participating Preferred Stock or Series B Preferred Stock were issued and outstanding and 95,305 shares of Series C Preferred Stock were issued and outstanding. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

            (b) As of October 12, 1998: (i) 4,933,703 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase Common Stock under Parent's stock option plans; and (ii) 141,896 shares of Common Stock were reserved for future issuance under Parent's Employee Stock Purchase Plan (the "PARENT PURCHASE PLAN"). (Stock options granted by Parent pursuant to Parent's stock option plans are referred to in this Agreement as "PARENT OPTIONS"). Parent has made available to the Company accurate and complete copies of all stock option plans pursuant to which Parent has granted stock options that are currently outstanding and the form of all stock option agreements evidencing such options. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

            (c) All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding shares of capital stock of each subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

            (d) All of the outstanding shares of capital stock of each of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned beneficially and of record by Parent, free and clear of any Encumbrances.

      3.3 Obligations With Respect to Capital Stock. Except as set forth in Part
3.3 of the Parent Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Parent owns free and clear of all claims and Encumbrances, directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of certain subsidiaries of Parent that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Part 3.3 of the Parent Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of Parent will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

      3.4 Authority; Non-Contravention.

            (a) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval of the issuance of the shares of Parent Common Stock, pursuant to the Merger by Parent's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of a majority of the outstanding shares of Parent Common Stock and Parent Preferred Stock voting together as a single class on an as-converted basis is sufficient for Parent's stockholders to approve the issuance of Parent Common Stock pursuant to the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub, and upon execution and delivery by the Company constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter Documents, (ii) subject to obtaining the approval of the issuance of the shares of Parent Common Stock pursuant to the Merger by Parent's stockholders as contemplated in Section 5.3 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties are bound or affected, or
(iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Lien or Encumbrance on any of the material properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective assets are bound or affected. Part 3.4(b) of the Parent Schedules lists all consents, waivers, and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses, or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a Material Adverse Effect on Parent as a result of the Merger.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Registration Statement in accordance with the Exchange Act, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act, and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or materially effect the ability of the parties hereto to consummate the Merger.

      3.5 SEC Filings; Parent Financial Statements.

            (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since January 1, 1997 and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS"). As of their respective dates, the Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent's Annual Report on Form 10-K for the year ended June 30, 1998 is hereinafter referred to as (the "PARENT BALANCE SHEET"). Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

            (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

            (d) Parent has recognized revenues in accordance with GAAP and Statement of Position 97-2, as amended by Statement of Position 98-4, issued by the American Institute of Certified Public Accountants. Parent has recognized
(i) initial license fee revenues only after delivery of software products and upon satisfaction of all significant post-delivery obligations; (ii) revenues associated with the grant of additional licenses to Parent's existing customers upon shipment and upon satisfaction of all significant post-delivery obligations; (iii) maintenance revenues ratably over the term of the maintenance period; and (iv) consulting and training revenues when the services were performed.

      3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet there has not been: (i) any Material Adverse Effect (as defined in Section 8.3(c)) on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) any granting by Parent or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent or any of its subsidiaries of any increase in severance or termination pay or any entry by Parent or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 2.9) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent with the SEC,
(vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

      3.7 Taxes.

            (a) Tax Returns and Audits.

                  (i) Parent and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Parent, and have paid all Taxes shown to be due on such Returns on a timely basis.

                  (ii) Parent and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to FICA, Taxes pursuant to the FUTA and other Taxes required to be withheld.

                  (iii) There is no Tax deficiency outstanding, proposed in writing (or otherwise to Parent's knowledge proposed) or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified in writing (or otherwise to Parent's knowledge notified) of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing by any Tax authority to Parent or any of its subsidiaries.

                  (vi) Neither Parent nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved in accordance with GAAP on Parent Balance Sheet (or in any Parent SEC Report filed prior to the date hereof, or for liabilities accruing following the date hereof, in any Parent SEC Report filed prior to the date of the Closing), whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since the date of Parent Balance Sheet in connection with the operation of the business of Parent and its subsidiaries in the ordinary course.

                  (vii) There is no contract, agreement, plan or arrangement to which Parent is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

                  (viii) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

                  (ix) Neither Parent nor any of its subsidiaries is party to, or has any obligation under, or will have any obligation as a result of the Merger under, any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                  (x) Except as may be required as a result of the Merger, Parent and its subsidiaries have not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing and with respect to which the applicable statute of limitations has not passed.

                  (xi) None of Parent's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                  (xii) Parent Schedules list (A) any foreign Tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by Parent or any of its subsidiaries with any Tax authority and
(C) any expatriate programs or policies affecting Parent or any of its subsidiaries.

      3.8 Title to Properties; Absence of Liens and Encumbrances.

            (a) All of Parent's current leases with respect to real property are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $50,000. Other than the leaseholds created under real property leases, Parent owns no interest in real property.

            (b) Parent has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in Parent Financials and except for Liens for taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

      3.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "PARENT INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by, or exclusively licensed to, Parent.

            "PARENT REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent.

            (a) No material Parent Intellectual Property or product or service of Parent is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent, or which may affect the validity, use or enforceability of material Parent Intellectual Property.

            (b) Each material item of Parent Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

            (c) Parent owns and has good and exclusive title to, each material item of Parent Intellectual Property free and clear of any Lien or Encumbrance (excluding licenses entered into in the ordinary course of Parent's business); and Parent is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Parent, including the sale of any products or the provision of any services by Parent.

            (d) Parent owns exclusively, and has good title to, all copyrighted works that are material Parent products or which are material and which Parent otherwise expressly purports to own.

            (e) To the extent that any material Intellectual Property has been developed or created by a third party for Parent, Parent has a written agreement with such third party with respect thereto and Parent thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention.

            (f) Except as would not result in a Material Adverse Effect on Parent, Parent has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Parent Intellectual Property, to any third party.

            (g) All material contracts, licenses and agreements relating to Parent Intellectual Property are in full force and effect. Except as would not have a Material Adverse Effect on Parent, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such material contracts, licenses and agreements. Parent is in material compliance with, and has not materially breached any term any of such material contracts, licenses and agreements and, to the knowledge of Parent, all other parties to such material contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements.

            (h) The operation of the business of Parent as such business currently is conducted, including Parent's design, development, manufacture, marketing and sale of the products or services of Parent (including with respect to products currently under development) has not and does not and will not, by virtue of the Merger, infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

            (i) Parent has not received written notice from any third party that the operation of the business of Parent or any act, product or service written of Parent, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

            (j) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property.

            (k) Parent has taken reasonable steps to protect Parent's rights in Parent's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent, and, without limiting the foregoing, Parent has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Company and all current and former employees and contractors of Parent have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Parent.

      3.10 Compliance; Permits; Restrictions.

            (a) Neither Parent nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected (including without limitation ERISA), or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected (including without limitation any Parent Employee Plan), except for conflicts, violations and defaults that (individually or in the aggregate) would not cause Parent to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to Parent's knowledge, has been threatened in a writing delivered to Parent against Parent or any of its subsidiaries, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Parent or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of material property by Parent or any of its subsidiaries or the conduct of business by Parent as currently conducted. For the purposes of this Section 3.10(a), (i) "PARENT EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits, other than any International Employee Plan of Parent, whether written or unwritten, funded or unfunded, including, without limitation, each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is or has been maintained, contributed to, or required to be contributed to, by Parent or any Affiliate for the benefit of any Employee and (ii) "INTERNATIONAL EMPLOYEE PLAN OF PARENT" shall mean each plan, program, policy, practice, contract or other agreement that has been adopted or is maintained by Parent for the benefit of Employees outside the United States that would constitute a Parent Employee Plan if maintained in the United States.

            (b) Parent and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to and required for the operation of the business of Parent as currently conducted (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance in all material respects with the terms of Parent Permits, except where the failure to be in compliance with the terms of Parent Permits would not be material to Parent.

      3.11 Litigation. Except as disclosed in Part 3.11 of the Parent Schedules, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Parent. No Governmental Entity has at any time challenged or questioned in a writing delivered to Parent the legal right of Parent to design, manufacture, offer or sell any of its products in the present manner or style thereof. As of the date hereof, to the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Parent to seek indemnification from Parent.

      Except as disclosed in Part 3.11 of the Parent Schedules, Parent has never been subject to a Government Audit, to Parent's knowledge no Government Audit is threatened or reasonably anticipated, and in the event of such Government Audit, to the knowledge of Parent no basis exists for a finding of noncompliance with any material provision of any government contract or a refund of any amounts paid or owed by any Governmental Entity pursuant to such government contract. For each item disclosed in the Parent Schedules pursuant to this Section 3.11 a true and complete copy of all correspondence and documentation with respect thereto has been provided to the Company.

      3.12 Brokers' and Finders' Fees. Except for fees payable to Broadview International LLC pursuant to an engagement letter dated February 24, 1997, as amended by letter dated September 8, 1998, copies of which have been provided to the Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.13 Environmental Matters.

            (a) Hazardous Material. Except as would not result in material liability to Parent, no Hazardous Materials are present, as a result of the actions of Parent or any of its subsidiaries or any affiliate of Parent, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any of its subsidiaries has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. Except as would not result in a material liability to Parent (in any individual case or in the aggregate) (i) neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Parent nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits. Parent and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "PARENT ENVIRONMENTAL PERMITS") necessary for the conduct of Parent's and its subsidiaries' Hazardous Material Activities and other businesses of Parent and its subsidiaries as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Parent's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Parent or any of its subsidiaries in a writing delivered to Parent concerning any Parent Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which could involve Parent or any of its subsidiaries in any environmental litigation or impose upon Parent any material environmental liability.

      3.14  Year 2000 Compliance.

            (a) All of Parent's products and internal systems fully comply with the "YEAR 2000 QUALIFICATION" requirements definition attached as Exhibit C (the "PARENT DEFINITION"). At the Company's request, Parent will provide evidence demonstrating adequate testing of the products and internal systems to assure compliance with the Definition.

            (b) Parent's Products and internal systems have been designed to ensure Year 2000 Qualification, including date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century. Parent's products and internal systems manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and do not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates.

      3.15 Agreements, Contracts and Commitments. Neither Parent nor any of its subsidiaries, nor to Parent's knowledge any other party to a material Contract of Parent, is in breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any material Contract of Parent in such a manner as would permit any other party to cancel or terminate any such material Contract of Parent, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

      3.16 Pooling of Interests. To the knowledge of Parent, based on consultation with its independent accountants, neither Parent nor any of its directors, officers, affiliates, or stockholders has taken or agreed to take any action which would preclude Parent's ability to account for the Merger as a pooling of interests.

      3.17 Disclosure. None of the information to be supplied by or on behalf of Parent for inclusion in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or Parent, at the time of the Company or Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder and the Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement.

      3.18 Board Approval. The Board of Directors of Parent has, at or prior to the date of this Agreement (i) determined that the Merger is fair to, and in the best interests of Parent and its stockholders, (ii) determined to recommend that the stockholders of Parent approve the issuance of Parent Common Stock in connection with the Merger and (iii) approved the issuance of shares of Parent Common Stock in connection with the Merger.

      3.19 Fairness Opinion. Parent's Board of Directors has received a written opinion from Broadview International LLC, dated as of or prior to the date hereof, to the effect that as of the date of such opinion the Exchange Ratio is fair, from a financial point of view, to Parent's shareholders and has delivered to the Company a copy of such opinion.

      3.20 Customs. Parent has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that Parent or any of its subsidiaries import into the United States or into any other country (the "PARENT IMPORTED GOODS"). To the Parent's knowledge, there are currently no material claims pending against Parent by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marking of the Parent Imported Goods.

      3.21 Organization of Merger Sub.

            (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Merger Sub was formed in order to effect the consummation of the Merger, and as of the date of this Agreement has performed no other operations.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

      In addition, except as permitted by the terms of this Agreement, and except as provided in Article 4 of the Company Schedules, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer or employee except pursuant to agreements outstanding, or policies existing, on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

            (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property, or enter into grants to future patent rights, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

            (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

            (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, any shares of Company Capital Stock or any securities convertible into shares of Company Capital Stock, or subscriptions, rights, warrants or options to acquire any shares of Company Capital Stock or any securities convertible into shares of Company Capital Stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance delivery and/or sale of (i) stock options in the ordinary course of business and consistent with past practice up to 200,000 shares, (ii) shares of the Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or granted pursuant to the foregoing clause (i), (iii) shares of the Company Common Stock issuable to participants in the Company Purchase Plan consistent with the terms thereof and (iv) shares of Company Capital Stock pursuant to exercise of the Warrants;

            (g) Cause, permit or propose any amendments to the Company Charter Documents;

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or enter into any material joint ventures, strategic partnerships or alliances;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company, except sales of inventory in the ordinary course of business consistent with past practice;

            (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

            (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than pursuant to written agreements with such persons disclosed in the Company Schedules or in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

            (l) Make any payments outside of the ordinary course of business in excess of $250,000 other than in connection with the Merger or commitments preexisting the date of this Agreement;

            (m) Modify, amend or terminate any Company Contract or other material contract or agreement to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder;

            (n) Enter into any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company other than in the ordinary course of business consistent with past practice but in no event will any exclusive rights be granted or restrictions on the Company's business activities be agreed to;

            (o) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

            (p) Take any action that would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests whether or not otherwise permitted by the provisions of this Article IV;

            (q) Agree in writing or otherwise to take any of the actions described in (a) through (p) above.

      4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall, except to the extent that the Company shall otherwise consent in writing, carry on its business, in all material respects, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

      In addition, except as permitted by the terms of this Agreement and except as provided in Article 4 of the Parent Schedules, without the prior written consent of the Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Parent Intellectual Property, or enter into grants to future patent rights, other than in the ordinary course of business and consistent with past practice;

            (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

            (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or repurchase agreements in effect on the date hereof;

            (e) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) stock options in the ordinary course of business and consistent with past practice, (ii) shares of Parent Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or granted pursuant to the foregoing clause (i), and (iii) shares of Parent Common Stock issuable to participants in the Parent Purchase Plan consistent with the terms thereof.

            (f) Cause, permit or propose any amendments to the Parent Charter Documents;

            (g) (x) Acquire or agree to acquire by (i) merging or consolidating with, or (ii) purchasing any equity in or a portion of the assets of, or (iii) any other manner, any business or any corporation, partnership, association or other business organization or division thereof, for consideration in excess of $50 million in any individual acquisition or $100 million in the aggregate for all such acquisitions;

            (h) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business.

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Parent, except sales of inventory in the ordinary course of business consistent with past practice;

            (j) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

            (k) Take any action that would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests whether or not otherwise permitted by the provisions of this Article IV; and

            (l) Agree in writing or otherwise to take any of the actions described in Section 4.2 (a) through (k) above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

      5.1 Prospectus/Proxy Statement; Registration Statement; Other Filings; Board Recommendations.

            (a) As promptly as practicable after the execution of this Agreement, the Company and Parent will prepare, and file with the SEC, the Prospectus/Proxy Statement and Parent will prepare and file with the SEC the Registration Statement in which the Prospectus/Proxy Statement will be included as a prospectus. Each of the Company and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and the Company and Parent will cause the Prospectus/Proxy Statement to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of the Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Prospectus/Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Prospectus/Proxy Statement, the Merger or any Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus/Proxy Statement, the Registration Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

            (b) Subject to Section 5.2(c), the Prospectus/Proxy Statement will include the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger and the recommendation of the Board of Directors of Parent in favor of the foregoing and the issuance of shares of Parent Common Stock in connection with the Merger.

      5.2 Meeting of Company Stockholders.

            (a) Promptly after the date hereof, the Company will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger. The Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Stockholders' Meeting. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and subject to Section 5.2(c) that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

            (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of

Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

            (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of the Company or any committee thereof concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company or any committee thereof to comply with its fiduciary obligations to the Company's stockholders under applicable law. Subject to applicable laws, nothing contained in this
Section 5.2 shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement ("SUPERIOR OFFER") shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company in each case, on terms that the Board of Directors of the Company determines, in its reasonable judgment, after consultation with its financial advisor, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of the Company's Board of Directors to be obtained by such third party on a timely basis.

            (d) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable laws.

      5.3 Meeting of Parent Stockholders.

            (a) Promptly after the date hereof, Parent will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of the shares of Parent Common Stock pursuant to the Merger. Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the issuance of the shares of Parent Common stock pursuant to the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Parent's stockholders in advance of a vote on the issuance of the shares of Parent Common Stock pursuant to the Merger or, if as of the time for which Parent Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent's Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, that all proxies solicited by the Company in connection with the Parent Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. Parent's obligation to call, give notice of, convene and hold the Parent's Stockholders' Meeting in accordance with this Section 5.3(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Parent with respect to the adoption and approval of this Agreement, the approval of the Merger or the issuance of the shares of Parent Common Stock pursuant to the Merger.

            (b) The Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger at the Parent Stockholders' Meeting. The Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Parent has unanimously approved and adopted this Agreement and approved the Merger and has unanimously recommended that Parent's stockholders vote in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger at the Parent Stockholders' Meeting. Neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the unanimous approval and adoption of this Agreement and approval of the Merger or the unanimous recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

            (c) Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from (x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or
(y) making any disclosure to Parent's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of Parent, after consultation with independent legal counsel, failure to so disclose would be inconsistent with applicable laws.

      5.4 Confidentiality; Access to Information.

            (a) The parties acknowledge that the Company and Parent have previously executed a Mutual Confidentiality Agreement, dated as of September 17, 1998 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

            (b) Access to Information. Each of the Company and Parent will afford the other and their respective accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the Company or Parent, as the case may be, during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company or Parent, as the case may be, as Parent or the Company may reasonably request. No information or knowledge obtained by Parent or the Company in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.5 No Solicitation.

            (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined),
(ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) subject to Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the required Company stockholder vote, this Section 5.5(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither the Company nor any representative of the Company and its subsidiaries shall have violated any of the restrictions set forth in this
Section 5.5, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group and the Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of the Company, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.5 by the Company. In addition to the foregoing, the Company shall provide Parent with at least 24 hours prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than eight hours) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Offer, together with such notice a copy of the definitive documentation relating to such Superior Offer.

      For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 10% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

            (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.5, the Company as promptly as practicable shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes would lead to an Acquisition

Proposal or of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such request, Acquisition Proposal or inquiry.

      5.6 Public Disclosure. Parent and the Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with Nasdaq. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

      5.7 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

            (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      5.8 Third Party Consents. As soon as practicable following the date hereof, Parent and the Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

      5.9 Stock Options and Employee Benefits.

            (a) At the Effective Time, each outstanding Company Option, whether or not exercisable and regardless of the respective exercise prices thereof, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights, vesting provisions and vested status of any such Company Option), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

            (b) It is intended that Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent

Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.9 shall be applied consistent with such intent.

            (c) Rights outstanding under the Company Purchase Plan shall be treated in a manner reasonably acceptable to Parent and the Company, provided that in no event shall any such treatment interfere with Parent's ability to account for the Merger as a pooling of interests.

            (d) At the Effective Time, the Warrants will be assumed by Parent. Each Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant agreement immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

      5.10 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options within ten (10) days after the Effective Time and intends to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding. Parent further agrees to reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise of assumed Company Options and the Warrants.

      5.11 Indemnification.

            (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

            (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for such 150% of such annual premium).

      5.12 Board of Directors of Parent. The Board of Directors of Parent will take all actions necessary to cause Stuart Clifton to be elected to the Board of Directors of Parent immediately after the Effective Time.

      5.13 Nasdaq Listing. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

      5.14 Company Affiliate Agreement. Set forth on Exhibit D-1 is a list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (each a "COMPANY AFFILIATE"). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. The Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D-2 (the "COMPANY AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

      5.15 Parent Affiliate Agreement. Set forth on Exhibit E-1 is a list of those persons who may be deemed in Parent's reasonable judgement affiliates of Parent within the meaning of Rule 145 promulgated under the Securities Act (each a "PARENT AFFILIATE"). Parent will provide the Company with such information and documents as the Company reasonably requests for purposes of reviewing such list. Parent will use commercially reasonable efforts to deliver or cause to be delivered to the Company, as promptly on or following the date hereof, from each Parent Affiliate an executed affiliate agreement in substantially the from attached hereto as Exhibit E-2 (the "PARENT AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time.

      5.16 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

      5.17 Company 401(K) Plan and Benefit Arrangements. The Company and its affiliates, as applicable, each agrees to terminate its 401(k) plan immediately prior to the Closing, unless Parent, in its sole discretion, agrees to sponsor and maintain such plans by providing Company with written notice of such election at least three (3) days prior to the Effective Time. For the purpose of employment plans or arrangements which Parent or the Surviving Corporation may extend to Continuing Employees (as defined below), to the extent practicable, Parent shall give full credit to each Continuing Employee for such Continuing Employee's period of service with the Company prior to the Effective Time to the extent such service was recognized under any comparable employment plans or arrangements of the Company prior to the Effective Time. For purposes of this
Section 5.17, "Continuing Employee" shall mean any employee of the Company who continues as an employee of the Surviving Corporation or Parent or any of its subsidiaries immediately after the Effective Time.

      5.18 Tax Matters. At or prior to the filing of the Registration Statement, the Company and Parent shall deliver to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax representation letters, including such reasonable representations as requested by such counsel for the purpose of delivering the Tax Opinions (defined below). Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the prior sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.18, each of the Company and Parent shall use its reasonable efforts to cause Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, respectively, to deliver to it a tax opinion (a "TAX OPINION") satisfying the requirements of
Item 601 of the Regulation S-K promulgated under the Securities Act. In rendering such Tax Opinions and the opinions referred to in Section 6.1(e), each of such counsel shall be entitled to rely on the tax representation letters described in this Section 5.18.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) Company Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of the Company.

            (b) Parent Stockholder Approval. The issuance of the shares of Parent Common Stock pursuant to the Merger shall have been duly approved by the requisite vote under applicable Nasdaq rules by the stockholders of the Parent.

            (c) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/Proxy Statement, shall have been initiated or threatened in writing by the SEC.

            (d) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

            (e) Tax Opinions. Parent and the Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Cooley Godward LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make representations as requested by such counsel for the purpose of rendering the Tax Opinions and further agree to confirm the accuracy and completeness of such representations as of the Effective Time as requested by such counsel for the purpose of rendering those opinions discussed in this Section 6.1(e).

      6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except with regard to the foregoing clauses (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub; provided, however, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 3.2(a), 3.16, 3.18, 3.19, the first and last sentences of Section 3.2(b) and the first four sentences of
Section 3.4(a), and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on Parent and Merger Sub as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedules made or purported to have been made after the date of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

            (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

            (c) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

            (d) Affiliate Agreements. Each of the Parent Affiliates shall have entered into the Parent Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

            (e) Opinion of Accountants. The Company shall have received letters from Ernst & Young LLP, dated within two (2) business days prior to the Effective Time, regarding that firm's concurrence with Parent's management's and the Company's management's conclusions as to the appropriateness of pooling of interest accounting for the Merger under the Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

            (f) Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market, subject to notice of issuance.

      6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

            (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this

Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except, with regard to the foregoing clauses (i) and (ii), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on the Company; provided, however, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 2.2(a), 2.18, 2.21, 2,22, 2,25, the first and last sentences of Section 2.2(b) and the first four sentences of Section 2.4(a), and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct except as does not constitute a Material Adverse Effect on the Company as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedules made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company.

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

            (c) Material Adverse Effect. No Material Adverse Effect with respect to the Company and its subsidiaries shall have occurred since the date of this Agreement.

            (d) Affiliate Agreements. Each of the Company Affiliates shall have entered into the Company Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

            (e) Opinion of Accountants. Parent shall have received letters from Ernst & Young LLP, dated within two (2) business days prior to the Effective Time, regarding that firm's concurrence with Parent's management's and the Company's management's conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

            (f) Company Rights Plan. All necessary actions shall have been taken to extinguish and cancel all outstanding Rights under the Company Rights Plan or render such Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approvals of the stockholders of the Company or Parent:

            (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

            (b) by either the Company or Parent if the Merger shall not have been consummated by February 28, 1999 (the "END DATE") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

            (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

            (d) by the Company or Parent if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Parent where the failure to obtain Parent stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement.

            (e) by the Company or Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement.

            (f) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of the Company) if a Company Triggering Event (as defined below) shall have occurred;

            (g) by the Company (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of the Parent) if a Parent Triggering Event shall have occurred;

            (h) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(h) prior to the End Date, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement or if such breach by Parent is cured prior to the End Date);

            (i) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this
Section 7.1(i) prior to the End Date, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (i) if it shall have materially breached this Agreement or if such breach by the Company is cured prior to the End Date).

      For the purposes of this Agreement, a "COMPANY TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed; (iv) the Board of Directors of the Company or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; or (v) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

      For the purposes of this Agreement, a "PARENT TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of, the issuance of shares of Parent Common Stock pursuant to the Merger; (ii) Parent shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock pursuant to the Merger; or (iii) the Board of Directors of Parent fails to reaffirm its unanimous recommendation in favor of the issuance of the shares of Parent Common Stock pursuant to the Merger within ten (10) business days after the Company requests in writing that such recommendation be reaffirmed.

      7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.4, this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

      7.3 Fees and Expenses.

            (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Prospectus/Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

            (b) Company Payments. In the event that this Agreement is terminated by Parent or the Company, as applicable, pursuant to Sections 7.1(b), (e) or
(f), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $3.25 million in immediately available funds (the "TERMINATION FEE"); provided, that in the case of termination under Section 7.1(b), such payment shall be made only if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced an Acquisition Proposal for an Acquisition Transaction and within 12 months following the termination of this Agreement the Company enters into or announces an intention to enter into a Company Acquisition (as defined below). The Company acknowledges that the agreements contained in this
Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 7.3(b) , and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. For the purposes of this Agreement "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale.

            (c) Parent Payments. In the event that this Agreement is terminated by Parent or the Company, as applicable, pursuant to Sections 7.1(d) or (g), Parent shall promptly, but in no event later than two (2) days after the date of such termination, pay to the Company the Termination Fee. Parent acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay the amounts due pursuant to this Section 7.3(c) , and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the amounts set forth in this Section 7.3(c), Parent shall pay to the Company its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

            (d) Payment of the fees described in Sections 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

      7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company.

      7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

      8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

            (a)   if to Parent or Merger Sub, to:

                  Platinum Software Corporation
                  195 Technology Drive
                  Irvine, California  92618
                  Attention:     Chief Executive Officer
                  Telephone No.: (800) 999-1809
                  Telecopy No.:  (949) 450-4496
                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304-1050
                  Attention:     Larry W. Sonsini, Esq.
                                 Marty Korman, Esq.
                  Telephone No.: (650) 493-9300
                  Telecopy No.:  (650) 493-6811

            (b)   if to the Company, to:

                  DataWorks Corporation
                  5910 Pacific Center Boulevard
                  San Diego, California  92121
                  Attention:     Chief Executive Officer
                  Telephone No.: (619) 546-9600
                  Telecopy No.:  (619) 546-0682

                  with a copy to:

                  Cooley Godward LLP
                  4365 Executive Drive
                  Suite 1100
                  San Diego, CA 92121
                  Attention:     Frederick T. Muto, Esq.
                  Telephone No.: (619) 550-6000
                  Telecopy No.:  (619) 453-3555

      8.3 Interpretation; Knowledge.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated the words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of such party, has actual knowledge of such matter.

            (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, material assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole.

            (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

      8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Sections 1.7, 5.9(a), 5.9(d) and 5.11.

      8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.11 Waiver of Jury Trial. EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


                                      *****

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                              PLATINUM SOFTWARE CORPORATION

                              By:
                                     -------------------------------------------
                              Name:
                                     -------------------------------------------
                              Title:
                                     -------------------------------------------


                              ZOO ACQUISITION CORP.

                              By:
                                     -------------------------------------------
                              Name:
                                     -------------------------------------------
                              Title:
                                     -------------------------------------------


                              DATAWORKS CORPORATION

                              By:
                                     -------------------------------------------
                              Name:
                                     -------------------------------------------
                              Title:
                                     -------------------------------------------


                       **** REORGANIZATION AGREEMENT ****

                                                                     EXHIBIT A-1


                            COMPANY VOTING AGREEMENT

      This Company Voting Agreement ("AGREEMENT") is made and entered into as of October 13, 1998, between Platinum Software Corporation, a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of DataWorks Corporation, a Delaware corporation (the "COMPANY").

                                   RECITALS

      A. Concurrently with the execution of this Agreement, Parent, the Company and Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

      B. The Stockholder is the record holder of such number of outstanding shares of Common Stock of the Company as is indicated on the final page of this Agreement. In addition, the Stockholder holds options to purchase such number of shares of Common Stock of the Company as is indicated on the final page of this Agreement.

      C. As a material inducement to enter into the Merger Agreement, Parent desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1. Agreement to Vote Shares; Additional Purchases.

            1.1 Agreement to Vote Shares. Until the termination of this Agreement pursuant to Section 6 below, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall cause the Shares and any New Shares (as defined below) to be voted in favor of approval of the Merger Agreement and the Merger.

            1.2 Definitions. For purposes of this Agreement:

       "Shares" shall mean all issued and outstanding shares of Common Stock of the Company owned of record or beneficially (over which beneficially-owned shares the Stockholder exercises voting power) by the Stockholder as of the record date for persons entitled (a) to receive notice of, and to vote at the meeting of the stockholders of the Company called for the purpose of voting on the matter referred to in Section 1.1, or (b) to take action by written consent of the stockholders of the Company with respect to the matter referred to in
Section 1.1

      "Subject Securities" shall mean: (i) all securities of Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 6 below.

      A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

            1.3 Additional Purchases. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (over which beneficially-owned shares the Stockholder exercises voting power) after the execution of this Agreement and prior to the date of termination of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

            1.4 Transferee of Subject Securities to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 6 below, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless such Transfer is in accordance with any affiliate agreement between Stockholder and Parent contemplated by the Merger Agreement to which such Stockholder is bound and each person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement and the Proxy (defined below) (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

      2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable, with respect to the Shares.

      3. Representations and Warranties of the Stockholder. Stockholder (i) is the owner of the shares of Common Stock of the Company, and the options to purchase shares of Common Stock of the Company, indicated on the final page of this Agreement, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of Common Stock of the Company, and options to purchase shares of Common Stock of the Company, indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

      4. Additional Documents. Stockholder and Parent hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

      5. Consent and Waiver. Stockholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

      6. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

      7. Miscellaneous.

            7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

            7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

            7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

            If to Parent:           Platinum Software Corporation
                                    195 Technology Drive
                                    Irvine, CA 92718
                                    Attn: Vice President, General Counsel

            With a copy  to:        Wilson Sonsini Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attn: Larry W. Sonsini, Esq.

            If to the Stockholder:  To the address for notice set forth on the last page hereof.

            With a copy to:         Cooley Godward LLP
                                    4365 Executive Drive
                                    Suite 1100
                                    San Diego, CA  92121
                                    Attn: Frederick T. Muto, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

            7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                      PARENT

                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------


                                      STOCKHOLDER:

                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                      Stockholder's Address for Notice:

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      _______ Outstanding Shares of Common Stock
                                              of the Company

                                      _______ Outstanding Shares of Common Stock
                                              of the Company subject to
                                              outstanding stock options


                             ***VOTING AGREEMENT***

                                    EXHIBIT A

                                IRREVOCABLE PROXY

      The undersigned Stockholder of DataWorks Corporation, a Delaware corporation (the "COMPANY"), hereby irrevocably appoints the directors on the Board of Directors of Platinum Software Corporation, a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and the New Shares (each as defined in the Voting Agreement of even date between Parent and the Stockholder (the "VOTING AGREEMENT")) on the matter described below (and on no other matter), until such time as that certain Agreement and Plan of Reorganization dated as of October 13, 1998 (the "MERGER AGREEMENT"), among Parent, Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) becomes effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

      This proxy is irrevocable, is granted pursuant to the Voting Agreement and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the Company's stockholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares in favor of approval of the Merger and the Merger Agreement.

      The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective, at every annual, special or adjourned meeting of the Stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement. The undersigned Stockholder may vote the Shares on all other matters.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

      This proxy is irrevocable.

Dated: October 13, 1998

      Signature of Stockholder:
                                  -------------------------------
      Print Name of Stockholder:
                                  -------------------------------


                                   ***PROXY***

                                                                     EXHIBIT A-2


                            PARENT VOTING AGREEMENT

      This Voting Agreement ("AGREEMENT") is made and entered into as of October 13, 1998, between DataWorks Corporation, a Delaware corporation
(the "COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of Platinum Software Corporation, a Delaware corporation ("PARENT").

                                    RECITALS

      A. Concurrently with the execution of this Agreement, Parent, the Company and Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

      B. The Stockholder is the record holder of such number of outstanding shares of Common Stock of Parent as is indicated on the final page of this Agreement. In addition, the Stockholder holds options, warrants and other rights to acquire such number of shares of capital stock of Parent as is indicated on the final page of this Agreement.

      C. As a material inducement to enter into the Merger Agreement, the Company desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares (as defined below) and other such shares of capital stock of Parent over which Stockholder has voting power so as to facilitate consummation of the Merger.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1. Agreement to Vote Shares; Additional Purchases.

            1.1 Agreement to Vote Shares. Until the termination of this Agreement pursuant to Section 6 below, at every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Stockholder shall cause the Shares and any New Shares (as defined below) to be voted in favor of approval of the issuance of shares of Parent's Common Stock (the "PARENT COMMON STOCK"), to the stockholders of the Company pursuant to the Merger Agreement.

            1.2 Definitions. For purposes of this Agreement:

       "Shares" shall mean all issued and outstanding shares of Common Stock and Series C Preferred Stock of Parent owned of record or beneficially (over which beneficially-owned shares the Stockholder exercises voting power) by the Stockholder as of the record date for persons entitled (a) to receive notice of, and to vote at the meeting of the stockholders of Parent called for the purpose of voting on the matter referred to in Section 1.1, or (b) to take action by written consent of the stockholders of Parent with respect to the matter referred to in Section 1.1

       "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Capital Stock and all options, warrants and other rights to acquire shares of Parent Capital Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Capital Stock and all additional options, warrants and other rights to acquire shares of Parent Capital Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 6 below.

      A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

            1.3 Additional Purchases. Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (over which beneficially-owned shares the Stockholder exercises voting power) after the execution of this Agreement and prior to the date of termination of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

            1.4 Transferee of Subject Securities to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 6 below, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless such Transfer is in accordance with any affiliate agreement between Stockholder and the Company contemplated by the Merger Agreement to which such Stockholder is bound and each person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement and the Proxy (defined below) (with such modifications as the Company may reasonably request); and (b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

      2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable, with respect to the Shares.

      3. Representations and Warranties of the Stockholder. Stockholder (i) is the owner of the shares of capital stock of Parent, and the options, warrants and other rights to acquire shares of capital stock of Parent, indicated on the final page of this Agreement, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of capital stock of Parent, and options, warrants and other rights to acquire shares of capital stock of Parent, indicated on the final page of this Agreement; and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

      4. Additional Documents. Stockholder and the Company hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company or Stockholder, as the case may be, to carry out the intent of this Agreement.

      5. Consent and Waiver. Stockholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the issuance of the Parent Common Stock under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

      6. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

      7. Miscellaneous.

            7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

            7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

            7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

            If to Parent            DataWorks Corporation
                                    5910 Pacific Center Boulevard
                                    Suite 300
                                    San Diego, CA 92121
                                    Attn: General Counsel

            With a copy  to:        Cooley Godward LLP
                                    4365 Executive Drive
                                    Suite 1100
                                    San Diego, CA  92121
                                    Attn: Frederick T. Muto, Esq.

            If to the Stockholder:  To the address for notice set forth on the last page hereof.

            With a copy to:         Wilson Sonsini Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attn: Larry W. Sonsini, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

            7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                      COMPANY

                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------


                                      STOCKHOLDER:

                                      By:
                                             -----------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                             -----------------------------------

                                      Stockholder's Address for Notice:

                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                                      ________ Outstanding Shares of Common
                                               Stock of the Company

                                      ________ Outstanding Shares of Series C
                                               Preferred Stock of the Company

                                      ________ Outstanding Shares of Common
                                               Stock of the Company subject to
                                               outstanding stock options


                             ***VOTING AGREEMENT***

                                    EXHIBIT A

                                IRREVOCABLE PROXY

      The undersigned Stockholder of Platinum Software Corporation, a Delaware corporation ("PARENT"), hereby irrevocably appoints the directors on the Board of Directors of DataWorks Corporation, a Delaware corporation (the "COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and the New Shares (each as defined in the Voting Agreement of even date between the Company and the Stockholder (the "VOTING AGREEMENT")) on the matter described below (and on no other matter), until such time as that certain Agreement and Plan of Reorganization dated as of October 13, 1998 (the "MERGER AGREEMENT"), among Parent, Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) becomes effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

      This proxy is irrevocable, is granted pursuant to the Voting Agreement and is granted in consideration of the Company entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Parent's stockholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares in favor of approval of the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the Merger Agreement.

      The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective, at every annual, special or adjourned meeting of the Stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the Merger Agreement. The undersigned Stockholder may vote the Shares on all other matters.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This proxy is irrevocable.

Dated:  October 13, 1998

        Signature of Stockholder:
                                    -------------------------------------
        Print Name of Stockholder:
                                    -------------------------------------


                                   ***PROXY***

                                   EXHIBIT B
                            YEAR 2000 QUALIFICATION

I. "YEAR 2000 QUALIFICATION" means that the products and internal systems of the Company have been reviewed to confirm that they store, process (including sorting and performing mathematical operations), input, and output data containing date information correctly regardless of whether the data contains dates and times before, on, or after January 1, 2000. The products and internal systems of the Company have been designed to ensure Year 2000 Qualification, including date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century. The products and internal systems of the Company will manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates. The products and internal systems of the Company which do not perform date manipulation, and which do not alter any date information that flows through them, are also considered Year 2000 Qualified.

II. SPECIFICALLY:
Dates before, on or after January 1, 2000 may be interpreted and stored using either "FORMAT" or "CONVENTION" techniques. As used by Parent, "Year 2000 Qualification" means that the FORMAT technique is used. However, Qualification by CONVENTION may be used in circumstances where compliance by FORMAT is impractical, or where CONVENTION is required to meet specific external interface requirements; in that case the convention used must be specifically documented. "FORMAT" and "CONVENTION" have the following definitions:

     FORMAT: All dates are stored, processed, input, and output in formats that preserve century, decade, and year information.

     CONVENTION: Dates are stored, input, or output in a format that preserves only decade and year information, but are processed through a "sliding window" calculation. For example, if the year is 00 to 70, add 2000, and if the year is 71 to 99, add 1900. There is no industry standard for the "cut-off" date used in such calculations, and therefore interfaces may not work correctly between programs or systems using different conventions. Any product or internal system of the Company achieving Qualification through CONVENTION must clearly document the cut-off date and any other necessary information relating to the bridging calculation used. This documentation must be included in the product's entry in the Parent Year 2000 Qualification List.

III. LEAP YEAR
The year 2000 itself must be correctly processed as a leap year. In other words, the two days following February 28, 2000 must properly be interpreted as Tuesday, February 29, 2000, and Wednesday, March 1, 2000.

IV. DISPLAY
Any display of a date, whether on screens or in reports, should use a four-digit year (YYYY). However, if two-digit display of a date is commonly accepted and does not cause confusion, the year field may be displayed as two digits.

V. FIRMWARE AND HARDWARE
Any firmware, hardware, software, microde or networking component in a Year 2000 Qualified computer platform must process dates and data in accordance with this Definition.

VI. SYSTEM INTEGRATION
Year 2000 Qualification extends only to the specific product configuration tested, and does not include other software, firmware, or hardware products which may be used in conjunction with the tested configuration. For a Company product or internal system configuration consisting of multiple components to be considered "Year 2000 Qualified," each constituent component, regardless of vendor, must be "Year 2000 Qualified" in accordance with this Definition, and the system as a whole must be tested for Year 2000 Qualification. "Constituent components" include all software (including operating systems, programs, packages, and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration.

VII. CONTRACTS
All contracts with vendors for products to be used in the computer system or platform MUST state that Year 2000 Qualification is a performance requirement.

                                   EXHIBIT C
                         PARENT YEAR 2000 QUALIFICATION


I. "YEAR 2000 QUALIFICATION" means that the products and internal systems of Parent have been reviewed to confirm that they store, process (including sorting and performing mathematical operations), input, and output data containing date information correctly regardless of whether the data contains dates and times before, on, or after January 1, 2000. The products and internal systems of Parent have been designed to ensure Year 2000 Qualification, including date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century. The products and internal systems of Parent will manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates. The products and internal systems of Parent which do not perform date manipulation, and which do not alter any date information that flows through them, are also considered Year 2000 Qualified.

II. SPECIFICALLY:
Dates before, on or after January 1, 2000 may be interpreted and stored using either "FORMAT" or "CONVENTION" techniques. As used by the Company, "Year 2000 Qualification" means that the FORMAT technique is used. However, Qualification by CONVENTION may be used in circumstances where compliance by FORMAT is impractical, or where CONVENTION is required to meet specific external interface requirements; in that case the convention used must be specifically documented. "FORMAT" and "CONVENTION" have the following definitions:

     FORMAT: All dates are stored, processed, input, and output in formats that preserve century, decade and year information.

     CONVENTION: Dates are stored, input, or output in a format that preserves only decade and year information, but are processed through a "sliding window" calculation. For example, if the year is 00 to 70, add 2000, and if the year is 71 to 99, add 1900. There is no industry standard for the "cut-off" date used in such calculations, and therefore interfaces may not work correctly between programs or systems using different conventions. Any product or internal system of the Company achieving Qualification through CONVENTION must clearly document the cut-off date and any other necessary information relating to the bridging calculation used. This documentation must be included in the product's entry in the Parent Year 2000 Qualification List.

III. LEAP YEAR
The year 2000 itself must be correctly processed as a leap year. In other words, the two days following February 28, 2000 must properly be interpreted as Tuesday, February 29, 2000, and Wednesday, March 1, 2000.

IV. DISPLAY
Any display of a date, whether on screens or in reports, should use a four-digit year (YYYY). However, if two-digit display of a date is commonly accepted and does not cause confusion, the year field may be displayed as two digits.

V. FIRMWARE AND HARDWARE
Any firmware, hardware, software, microde or networking component in a Year 2000 Qualified computer platform must process dates and data in accordance with this Definition.

VI. SYSTEM INTEGRATION
Year 2000 Qualification extends only to the specific product configuration tested, and does not include other software, firmware, or hardware products which may be used in conjunction with the tested configuration. For a Parent product or internal system configuration consisting of multiple components to be considered "Year 2000 Qualified," each constituent component, regardless of vendor, must be "Year 2000 Qualified" in accordance with this Definition, and the system as a whole must be tested for Year 2000 Qualification. "Constituent components" include all software (including operating systems, programs, packages, and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration.

VII. CONTRACTS
All contracts with vendors for products to be used in the computer system or platform MUST state that Year 2000 Qualification is a performance requirement.

                                   EXHIBIT D-1

                           LIST OF COMPANY AFFILIATES


Nathan Bell
Stuart W. Clifton
Tony N. Dormit
Norman R. Farquhar
William P. Foley, II
Ronald S. Parker
Rick E. Russo
Roy Thiele-Sardina
Bradley J. Thies

                                   EXHIBIT D-2

                           COMPANY AFFILIATE AGREEMENT


      THIS AFFILIATE AGREEMENT (this "AGREEMENT") is dated as of October 13, 1998, by and between Platinum Software Corporation, a Delaware corporation ("PARENT") DataWorks Corporation, a Delaware corporation ("COMPANY"), and the undersigned ("AFFILIATE").

      WHEREAS, Affiliate is an officer and/or director of, and may be an affiliate of, the Company.

      WHEREAS, Parent, Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Reorganization dated as of even date herewith (the "MERGER AGREEMENT"), providing for the merger of Merger Sub with and into the Company (the "MERGER"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the common stock of the Company ("COMPANY COMMON STOCK") will receive shares of common stock of Parent ("PARENT COMMON STOCK") in exchange for their shares of Company Common Stock and (ii) the Company will become a wholly-owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

      WHEREAS, Affiliate understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4 and that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and (ii) in the SEC's Accounting Series Releases 130 and 135, and, as such, Affiliate may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

      WHEREAS, it is a condition to the consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and the Company will have delivered the written concurrences with the conclusions of management of Parent and the Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

      NOW, THEREFORE, in order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Affiliate), Affiliate hereby covenants and agrees as follows:

      SECTION 1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

            (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Company Common Stock set forth under Affiliate's signature below (the "COMPANY SHARES"), and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

            (b) Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "PARENT SHARES"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares.

            (c) Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached.

      SECTION 2. PROHIBITION AGAINST TRANSFER. In addition to the restrictions set forth elsewhere herein, Affiliate agrees that Affiliate shall not effect any sale, transfer or other disposition of the Parent Shares unless:

            (a) such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (reasonably satisfactory in form and content to Parent), each stating that such requirements have been met;

            (b) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act;

            (c) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or

            (d) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

      SECTION 3. STOP TRANSFER INSTRUCTIONS; LEGEND. Affiliate acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares of Parent Common Stock or any substitutions thereof shall bear a legend (together with any other legend or legends required by applicable state securities laws or otherwise), stating in substance:

            THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF OCTOBER 13, 1998, BETWEEN THE REGISTERED HOLDER HEREOF AND PLATINUM SOFTWARE CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PLATINUM SOFTWARE CORPORATION.

      SECTION 4. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Parent's public announcement of financial results covering at least 30 days of combined operations of Parent and the Company or (ii) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to: (i) any shares of Company Common Stock, except pursuant to and upon the consummation of the Merger; or (ii) any shares of Parent Common Stock received by Affiliate in the Merger or any shares of Parent Common Stock received by Affiliate upon exercise of options assumed by Parent in connection with the Merger. Parent may, at its discretion, cause a restrictive legend covering the restrictions referred to in this Section 4 to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the restrictions referred to in this Section 4 with its transfer agent with respect to such certificates, provided such restrictive legend shall be removed and/or notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

      SECTION 5. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, Affiliate (i) may transfer Affiliate's pro rata portion (of the total number of shares available under the "de minimis" exception referred to in this clause (i) to all affiliates of Parent and Company) of the "de minimis" number of shares of Company Common Stock and Parent Common Stock available for sale in accordance with SEC Staff Accounting Bulletin No. 76 (the "DE MINIMIS POOL") contingent upon confirmation and approval by legal counsel for Company and independent auditors to the Company and Parent that such transfer qualifies as within Affiliate's pro rata portion of the De Minimis Pool and does not otherwise adversely affect the Parent's ability to account for the Merger as a "pooling of interests" (ii) may (with the written consent of Parent, not to be unreasonably withheld): (A) transfer shares of Company Common Stock or Parent Common Stock to the Company in payment of the exercise price of options to purchase Company Common Stock; (B) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (C) transfer shares of Company Common Stock or Parent Common Stock to any organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and (D) transfer shares of Company Common Stock or shares of Parent Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of shares of Common Stock of the Company or shares of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause (C) or (D), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

      SECTION 6. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

      SECTION 7. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

      SECTION 8. NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

            IF TO PARENT:     PLATINUM SOFTWARE CORPORATION
                              195 Technology Drive
                              Irvine, CA 92718
                              Attn:  Vice President, General Counsel
                              Fax:   (714) 450-4447

            WITH A COPY TO:   WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA  94304
                              Attn:  Larry W. Sonsini, Esq.
                              Fax:   (650) 493-6811

            IF TO COMPANY:    DATAWORKS CORPORATION
                              5910 Pacific Center Boulevard
                              Suite 300
                              San Diego, CA 92121
                              Attn:  General Counsel
                              Fax:   (619) 453-3555

            WITH A COPY TO:   COOLEY GODWARD LLP
                              4365 Executive Drive
                              Suite 1100
                              San Diego, CA  92121
                              Attn: Frederick T. Muto, Esq.
                              Fax:  (619) 453-3555

            IF TO AFFILIATE:

            at the address or facsimile phone number set forth below Affiliate's signature on the signature page hereof.

            WITH A COPY TO:   COOLEY GODWARD LLP
                              4365 Executive Drive
                              Suite 1100
                              San Diego, CA  92121
                              Attn: Frederick T. Muto, Esq.
                              Fax:  (619) 453-3555

      SECTION 9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

      SECTION 10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

      SECTION 11. WAIVER. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent or the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the party deemed to be charged; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      SECTION 12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      SECTION 13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent or the Company such instruments and other documents and shall take such other actions as Parent or the Company may reasonably request to effectuate the intent and purposes of this Agreement.

      SECTION 14. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and any Voting Agreement or Employment Agreement between Affiliate and Parent or Irrevocable Proxy executed by Affiliate in favor of Parent constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

      SECTION 15. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Affiliate's obligations, or the rights or remedies of Parent or the Company, under any Voting Agreement (including any Irrevocable Proxy contained therein) or Employment Agreement between Parent and Affiliate; and nothing in any such Voting Agreement (including any Irrevocable Proxy) or Employment Agreement shall limit any of Affiliate's obligations, or any of the rights or remedies of Parent or the Company, under this Agreement.

      SECTION 16. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and Affiliate.

      SECTION 17. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of the Company, Parent and their respective successors and assigns.

      SECTION 18. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      SECTION 19. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. The Company or Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

      SECTION 20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.


                                    * * *

The undersigned have executed this Agreement as of the date first set forth above.

                                    PLATINUM SOFTWARE CORPORATION

                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    DATAWORKS CORPORATION

                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    AFFILIATE:


                                    --------------------------------------------

                                    Address:
                                               ---------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    Facsimile:
                                               ---------------------------------


                                    DATAWORKS CORPORATION
                                    STOCK BENEFICIALLY OWNED BY AFFILIATE:

                                    _______ shares of Common Stock

                                    _______ shares of Common Stock issuable upon
                                            of outstanding options

                                   EXHIBIT E-1

                            LIST OF PARENT AFFILIATES


L. George Klaus
William R. Pieser
Ken Lally
Arthur J. Marks
W. Douglas Hajjar
L. John Doerr
Donald R. Dixon

                                   EXHIBIT E-2

                           PARENT AFFILIATE AGREEMENT

      THIS AFFILIATE AGREEMENT (this "AGREEMENT") is dated as of October 13, 1998, by and between Platinum Software Corporation, a Delaware corporation ("PARENT"), DataWorks Corporation, a Delaware corporation ("Company") and the undersigned ("AFFILIATE").

      WHEREAS, Affiliate is an officer and/or director of, and may be an affiliate of, Parent.

      WHEREAS, Parent, Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Company have entered into an Agreement and Plan of Reorganization dated as of even date herewith (the "MERGER AGREEMENT"), providing for the merger of Merger Sub with and into the Company (the "MERGER"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the common stock of the Company ("COMPANY COMMON STOCK") will receive shares of common stock of Parent ("PARENT COMMON STOCK") in exchange for their shares of Company Common Stock and (ii) the Company will become a wholly-owned subsidiary of Parent.

      WHEREAS, it is a condition to the consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and the Company will have delivered the written concurrences with the conclusions of management of Parent and the Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16.

      NOW, THEREFORE, intending to be legally bound, in order to induce the Company and Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration, the receipt and sufficiently of which are hereby acknowledged by Affiliate, Affiliate hereby covenants and agrees as follows:

      SECTION 1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

            (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Parent Common Stock, Parent Series C Preferred Stock and options to purchase Parent Common Stock set forth under Affiliate's signature below (the "PARENT SHARES"), and Affiliate has good and valid title to the Parent Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

            (b) Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock or Parent Series C Preferred Stock. Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares.

            (c) Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached.

      SECTION 2. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) Parent's public announcement of financial results covering at least 30 days of combined operations of Parent and the Company or (ii) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any Parent Common Stock or Parent Series C Preferred Stock. Parent may, at its discretion, place a stock transfer notice consistent with the restrictions referred to in this Section 2 with its transfer agent with respect to such certificates, provided such notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

      SECTION 3. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, Affiliate may (i) transfer Affiliate's pro rata portion (of the total number of shares available under the "de minimis" exception referred to in this clause (i) to all affiliates of Parent and Company) of the "de minimis" amount of Company Common Stock and Parent Common Stock available for sale in accordance with SEC Staff Accounting Bulletin No. 76 (the "DE MINIMIS POOL") contingent upon confirmation by legal counsel for Parent and independent auditors for Parent and the Company as to whether such transfer qualifies as within Affiliate's pro rata portion of the De Minimis Pool and (ii) may (with the written consent of Parent, not to be unreasonably withheld): (A) transfer shares of Parent Common Stock in payment of the exercise price of options to purchase Parent Common Stock; (B) transfer shares of Parent Common Stock to any organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and (C) transfer shares of Parent Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause (B) or (C), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

      SECTION 4. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

      SECTION 5. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and Parent or the Company, on the other. The existence of any claim or cause of action by Affiliate against Parent or the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

      SECTION 6. NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

            IF TO PARENT:     PLATINUM SOFTWARE CORPORATION
                              195 Technology Drive
                              Irvine, CA 92718
                              Attn:  Vice President, General Counsel
                              Fax:   (714) 450-4447

            WITH A COPY TO:   WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA  94304
                              Attn:  Larry W. Sonsini, Esq.
                              Fax:   (650) 493-6811

            IF TO COMPANY:    DATAWORKS CORPORATION
                              5910 Pacific Center Boulevard
                              Suite 300
                              San Diego, CA 92121
                              Attn:  General Counsel
                              Fax:   (619) 453-3555

            WITH A COPY TO:   COOLEY GODWARD LLP
                              4365 Executive Drive
                              Suite 1100
                              San Diego, CA  92121
                              Attn:  Frederick T. Muto, Esq.
                              Fax:   (619) 453-3555

            IF TO AFFILIATE:

            at the address or facsimile phone number set forth below Affiliate's signature on the signature page hereof.

            WITH A COPY TO:   WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA  94304
                              Attn:  Larry W. Sonsini, Esq.
                              Fax:   (650) 493-6811

      SECTION 7. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

      SECTION 8. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

      SECTION 9. WAIVER. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the party to be charged; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      SECTION 10. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      SECTION 11. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent and the Company such instruments and other documents and shall take such other actions as Parent or the Company may reasonably request to effectuate the intent and purposes of this Agreement.

      SECTION 12. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and any Voting Agreement between Affiliate and the Company constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

      SECTION 13. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Affiliate's obligations, or the rights or remedies of Parent or the Company under any Voting Agreement (including any Irrevocable Proxy contained therein) between Company, Parent and Affiliate and nothing in such Voting Agreement (including any Irrevocable Proxy) shall limit any of Affiliate's obligations, or any of the rights or remedies of Parent or the Company, under this Agreement.

      SECTION 14. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and Affiliate.

      SECTION 15. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent, the Company and their respective and its successors and assigns.

      SECTION 16. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      SECTION 17. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent or the Company may freely assign any or all of its rights under this Affiliate Agreement in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

      SECTION 18. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.


                                      * * *

The undersigned have executed this Agreement as of the date first set forth above.

                                    PLATINUM SOFTWARE CORPORATION

                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    AFFILIATE:


                                    --------------------------------------------

                                    Address:
                                               ---------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    Facsimile:
                                               ---------------------------------

                                    PLATINUM SOFTWARE CORPORATION STOCK
                                    BENEFICIALLY OWNED BY AFFILIATE AS OF
                                    OCTOBER 13, 1998:

                                    __________ shares of Common Stock

                                    __________ shares of Series C Preferred
                                               Stock

                                    __________ shares of Common Stock issuable
                                               upon exercise of outstanding
                                               options

                                    DATAWORKS CORPORATION

                                    By:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                       AFFILIATE AGREEMENT SIGNATURE PAGE